UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010
NYMAGIC, INC.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-11238 (Commission File Number)	13-3534162 (IRS Employer Identification No.)
919 Third Avenue, New York, New York 10022
(Address of principal executive offices)
(212) 551-0600
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2

Item 1.01. Entry into a Material Definitive Agreement.
To the extent applicable, the information contained in Item 5.02 below is hereby incorporated by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
NYMAGIC, INC. (the “Company”) has entered into employment agreements with each of Paul J. Hart, the Company’s Executive Vice President, General Counsel and Secretary (the “Hart Employment Agreement”) and Timothy McAndrew, the Company’s Executive Vice President of Mutual Marine Office, Inc. (the “McAndrew Employment Agreement”).
The Hart Employment Agreement, executed on March 22, 2010, is effective January 1, 2010 through December 31, 2012, unless earlier terminated. Under the Hart Employment Agreement, Mr. Hart is entitled to a base salary of $300,000, effective April 1, 2010, and will participate in the Company’s annual incentive plan under which he has a target incentive bonus of 50% of his base salary. In the event Mr. Hart’s employment with the Company is terminated for cause, due to death or permanent disability or if he voluntarily terminates, Mr. Hart will be entitled to receive: (i) base salary earned prior to the date of termination, (ii) any earned but unpaid bonus for the prior calendar year, (iii) any unpaid expense reimbursement and (iv) any amount earned, accrued and arising under any employee benefit plan (together, the “Accrued Benefits”). In the event Mr. Hart’s employment with the Company is terminated by the Company without cause, Mr. Hart will be entitled to receive: (i) the Accrued Benefits, (ii) a payment equal to amount of base salary for the remainder of the term and (iii) a pro rata bonus payment. In the event Mr. Hart’s employment with the Company is terminated by the Company at any time without cause within 6 months prior to, on the date of, or following a change in control or if Mr. Hart terminates his employment with the Company for good reason within 2 years following a change in control, Mr. Hart will be entitled to receive: (i) the Accrued Benefits, (ii) a payment equal to 2 years of base salary and (iii) a pro rata bonus payment. In addition, during the term of the Hart Employment Agreement and after termination of the Hart Employment Agreement, Mr. Hart will be subject to certain confidentiality, non-competition and non-solicitation provisions. The Hart Employment Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
The McAndrew Employment Agreement, executed on March 22, 2010, is effective January 1, 2010 until December 31, 2012, unless earlier terminated. Under the McAndrew Employment Agreement, Mr. McAndrew is entitled to a base salary of $325,000 and will participate in the Company’s annual incentive plan under which he has a target incentive bonus of 30% of his base salary. In the event Mr. McAndrew’s employment with the Company is terminated for cause, due to death or permanent disability or if he voluntarily terminates, Mr. McAndrew will be entitled to receive the Accrued Benefits. In the event Mr. McAndrew’s employment with the Company is terminated by the Company without cause, Mr. McAndrew will be entitled to receive: (i) the Accrued Benefits, (ii) a payment equal to amount of base salary for the remainder of the term and (iii) a pro rata bonus payment. In the event Mr. McAndrew’s employment with the Company is terminated by the Company at any time without cause within 6 months prior to, on the date of, or following a change in control or if Mr. McAndrew terminates employment for good reason within 2 years following a change in control, Mr. McAndrew will be entitled to receive: (i) the Accrued Benefits, (ii) a payment equal to 2 years base salary and (iii) a pro rata bonus payment. In addition, during the term of the McAndrew Employment Agreement and after termination of the McAndrew Employment Agreement, Mr. McAndrew will be subject to certain confidentiality, non-competition and non-solicitation provisions. The McAndrew Employment Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

The following exhibits are furnished or filed, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Employment Agreement, executed on March 22, 2010, between NYMAGIC, INC. and Paul J. Hart.

10.2	Employment Agreement, executed on March 22, 2010, between NYMAGIC, INC. and Timothy McAndrew.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMAGIC, INC.
By:	/s/ Thomas J. Iacopelli
	Name:	Thomas J. Iacopelli
	Title:	Chief Financial Officer and Treasurer

Date: March 26, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, executed on March 22, 2010, between NYMAGIC, INC. and Paul J. Hart.

10.2	Employment Agreement, executed on March 22, 2010, between NYMAGIC, INC. and Timothy McAndrew.